Exhibit 10.2

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

GLOBAL LOAN AGENCY SERVICES LIMITED
55 Ludgate Hill
London
EC4M 7JU
United Kingdom
(in its capacity as "Agent")
15 November 2022

Dear Sirs

Globalstar – Exchange of certain debt

1    Background

We refer to:

(a)    the second lien facility agreement originally dated 26 November 2019 (as amended and supplemented from time to time) and made between (i) ourselves as borrower (the "Borrower"), (ii) yourselves as Agent, (iii) GLAS Trust Corporation Limited as security agent and (iv) the parties listed in schedule 1 thereto as original lenders (the "Lenders") (the "Facility Agreement");

(b)    the certificate of designation of perpetual preferred stock, series A of the Borrower to be dated on or about 15 November 2022 (the "Certificate of Designation"); and

(c)    the exchange agreement to be dated on or about 15 November 2022 between the Borrower and the Exchange Lenders described below (the "Exchange Agreement").

2    Definitions

Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning when used in this letter. In addition:

(a)    "Exchange Lenders" means [*], [*], [*] and[*].

3    Exchange of Debt

(a)    It has been agreed between the Borrower and the Lenders that the Exchange Lenders shall exchange the aggregate amount of the Obligations under the Finance Documents owed to the Exchange Lenders for Series A Preferred Stock (as defined in the Certificate of Designation)(the “Exchange”).

(b)    In connection with the Exchange, which is intended to occur on 15 November 2022 (the "Exchange Date"), the aggregate amount of the Obligations under the Finance Documents owed to the Exchange Lenders and which shall be converted into Series A Preferred Stock is set forth in Schedule 1 (Exchange Amounts).

(c)    The occurrence of the Exchange shall be conditional upon (a) the Agent's receipt of a fully executed copy of this letter and (b) the Series A Preferred Stock being issued to the Exchange Lenders in accordance with the terms of the Exchange Agreement on or prior to the Exchange Date.

(d)    On the Exchange Date:

(i) all of the Obligations under the Finance Documents owing to the Exchange Lenders shall be deemed paid and/or satisfied in full;

(ii) the Obligors shall each be automatically and irrevocably released and discharged from all Obligations under the Finance Documents owed to the Exchange Lenders; and

(iii) the Exchange Lenders shall cease to be Lenders for the purposes of the Finance Documents.

(e)    Each Lender that is not an Exchange Lender waives any requirement in the Facility Agreement that any payment in respect of any principal or interest on the Facility be made on a pro rata basis and, to the extent required, hereby consents to the transactions contemplated by the letter.

4    Finance Documents

This letter shall constitute a Finance Document.

5    Counterparts

This letter may be executed in any number of several counterparts and any single counterpart or set of counterparts signed, in either case, by all of the parties thereto shall be deemed to be an original, and all counterparts of this letter when taken together shall constitute one and the same instrument.

6 Governing Law

This letter is a Finance Document and it, and any non-contractual obligations connected with it, are governed by English law and clause 39.1 (Jurisdiction) of the Facility Agreement shall apply to this letter as if set out in it but with all necessary changes.

Please confirm your agreement on behalf of yourselves and the Lenders to the terms of this letter by countersigning below.

Yours faithfully

__________________

for and on behalf of
GLOBALSTAR, INC.

Agreed and accepted by on 15 November 2022

___________________

for and on behalf of
GLOBAL LOAN AGENCY SERVICES LIMITED
as Agent for and on behalf of the Lenders

:

SCHEDULE 1

EXCHANGE AMOUNTS

Amounts to be converted:

[*]